                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934




      Date of Report (Date of earliest event reported) November 21, 2000


                      CALIFORNIA COASTAL COMMUNITIES, INC.
              (Exact Name of Registrant as Specified in Charter)


                                   Delaware
                (State or Other Jurisdiction of Incorporation)

             0-17189                                 02-0426634
     (Commission File Number)          (I.R.S. Employer Identification No.)



6 Executive Circle, Suite 250, Irvine, California         92614
(Address of principal executive offices)                (Zip Code)


                                  (949) 250-7700
               (Registrant's Telephone Number, Including Area Code)


                                   Not Applicable
                          (Former Name or Former Address,
                           if Changed Since Last Report)

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Item 5.  OTHER EVENTS

       On November 17, 2000, the Registrant issued a press release (a copy of which is filed herewith as Exhibit 99.1 and is incorporated herein by reference) announcing that the California Coastal Commission had approved modifications to the Bolsa Chica Local Coastal Program that would substantially reduce the number of developable acres at the Registrant's Warner Mesa property.

       The Registrant is evaluating the carrying value of its Warner Mesa property as a result of the Coastal Commission's action. Accordingly, the Registrant expects to report a substantial write-down of the Warner Mesa property, in accordance with generally accepted accounting principles, when it files its Annual Report on Form 10-K for the year ending December 31, 2000. As of September 30, 2000, the property had a carrying value of $139.8 million. This evaluation will require an analysis of alternative development scenarios with respect to product mix and density, and is not expected to be completed until the Registrant files its Annual Report on Form 10-K in March 2001. While the Coastal Commission's approval would permit up to 1,235 homes on 65 acres, the Registrant expects that it can maximize value for its shareholders by building fewer homes.


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

       (c)     Exhibits:


       Exhibit No.              Description
       -----------              -----------
       99.1            Press Release, issued November 17, 2000.


                                        2.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   CALIFORNIA COASTAL COMMUNITIES, INC.



Date:  November 21, 2000           By:  /s/ Raymond J. Pacini
                                        ---------------------------------
                                        Raymond J. Pacini
                                        Chief Executive Officer



                                        3.